UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 12, 2009

SouthWest Water Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, CA	90017-3782
(Address of principal executive offices)	(Zip Code)

(213) 929-1800
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
(d)

The Company’s Board of Directors elected Bruce C. Edwards and Kimberly Alexy, as directors of the board, effective August 10, 2009. Their election increases the size of the board to 10 members, nine of whom are independent. There was no arrangement or understanding pursuant to which the named directors were selected. No transaction involving the Company and the named directors of a type required to be disclosed pursuant to Item 404(a) of Regulation S-K exists. Both directors were awarded 10,000 restricted stock options at the Company’s closing stock price on August 10, 2009. Committee assignments for the two new directors have not yet been made; an amendment to this Form 8-K will be filed upon appointment of these directors to committees.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR
(a)	Effective August 10, 2009, the Board of Directors of the Company amended Article II, Section 1 of the Amended and Restated Bylaws of the Company to fix the size of the Board of Directors at 10, effective immediately. Previously the size of the Board had been set at a range of seven to nine directors.
Item 8.01	Other Events

On August 12, 2009 a news release was issued announcing the appointment of two new directors to the Company’s Board of Directors, changes to corporate governance guidelines and the date of the 2009 Annual Shareholders Meeting.

The Company’s Board of Directors amended the Company’s corporate governance guidelines, lowering the mandatory retirement age of directors to 72 from 75 and separating the role of chairman and chief executive officer.  These two changes will go into effect immediately following the 2009 annual shareholders meeting, with the new chair to be named at that time.

The information contained in the news release is incorporated herein by reference and furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c)       Exhibits

Exhibit No.	Description
99.1	August 12, 2009 news release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST WATER COMPANY
(Registrant)

		By:	/s/ William K. Dix
Name: William K. Dix
Title: Vice President, General Counsel
and Secretary

Date:	August 12, 2009